EXHIBIT 10


                                                                         OASIS

                                    AGREEMENT


                THIS AGREEMENT, made and entered as of the 27th day of January, 1997, by and between ALL IN FUN ENTERPRISES, INC., a Michigan corporation ("Seller"), having an address of 39500 Five Mile Road, Plymouth, Michigan 48170; BRIAN ASHLEY ("Ashley") having an address of 47612 Blue Heron Drive South, Northville, Michigan 48167; and Golden Bear Golf Centers, Inc., a Florida corporation with an address of 11780 U.S. Highway #1, North Palm Beach, Florida 33408 ("Buyer or "Purchaser"), recites and provides as follows:

RECITALS

                A. Seller is the sole vendee of a "Land Sales Contract" with respect to the real estate described on Exhibit "A" hereto (the "Real Property").

                B. Seller is also the owner of the business and assets located at the Real Property (including the "Improvements" thereon) and described on Exhibit "B" hereto (the "Assets"). The Assets include the intangible personal property (e.g. contracts, licenses and permits) described on Exhibit "B" and all rights of Seller in and to the name "Oasis Golf Center," and any related

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trademarks or copyrights. Ashley is the owner of the "Dome" described on Exhibit
"B".

                C. Seller has agreed to grant to Buyer the right to (i) enter into a lease of the Real Property, (ii) enter into a sublease of the "Other Real Property" described on Exhibit "A-1" hereto and (iii) purchase the Assets (including the Dome). The Real Property, Improvements and Assets (including the
Dome) are collectively referred to herein as the "Project."

                D. Ashley has agreed to enter into a "Consulting Agreement" with Buyer all as hereinafter provided.

                FOR AND IN CONSIDERATION of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged,

                THE PARTIES HERETO DO HEREBY MUTUALLY COVENANT AND AGREE AS
FOLLOWS:

                1.   AGREEMENT.

                A. Seller hereby grants to Buyer the exclusive right (i) to purchase the Assets and Improvements and (ii) to lease the Real Property and
(iii) to sublease the Other Real Property on the terms and conditions hereinafter described.

                B. Ashley joins herein to evidence his consent to all of the matters set forth herein.

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                2.   GROUND LEASE.

                A. Subject to the terms and conditions hereinafter stated, Buyer shall lease the Real Property on the terms and conditions set forth herein and on Exhibit "C" hereto.

                B. If the parties do not execute the Ground Lease prior to February 1, 1997, the Closing shall be extended to no later than February 17, 1997.

                3.      SUBLEASE.

                A. Subject to the terms and conditions hereinafter stated, Buyer shall have the right to sublease the Other Real Property on the terms and conditions set forth herein and on Exhibit "D" hereto.

                B. If the parties do not execute the Sublease prior to February 1, 1997, the Closing shall be extended to no later than February 17, 1997.

                4.      CLOSING.

                A. Closing hereof shall occur on February 1, 1997, subject to all matters set forth herein. Closing shall be extended to no later than February 17, 1997 if necessary to allow both parties to satisfy all conditions precedent hereof. Each party covenants to use reasonable best efforts and act in good faith to close as quickly as practicable.

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                B. At the Closing, Buyer, Seller and Ashley shall execute all documents reasonably necessary to carry out the provisions hereof, including, but not limited to, the Ground Lease, the Sublease, the Dome Consulting Services Agreement in the form of Exhibit "E" hereto, a General Assignment of all applicable contract rights and other intangible personal property (including all construction warranties and all applicable licenses and permits); a Bill of Sale conveying the Improvements, the Dome and all Assets; a Closing Statement; a so-called FIRPTA Affidavit; a No-Lien, Gap and Parties in Possession Affidavit; the Guaranty of Brian Ashley; the Second Mortgage; the Indemnity Agreement and a letter to all vendors. A Memorandum of Ground Lease and Memorandum of the Sublease shall be executed and recorded at Closing. Seller shall also provide evidence of good standing, corporate resolution (with incumbency certificate) and any other items reasonably required by Buyer or the title insurer.

                C. At Closing, Buyer shall pay Seller the Purchase Price as provided herein, and Seller shall provide the estoppel and non-disturbance letter hereinafter provided with respect to the "Surviving Liens" hereinafter described.

                D.      Buyer shall pay all recording costs incident to

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the transaction.

                E. At or prior to Closing, Seller shall (i) provide a final sales tax certificate from the State of Michigan and (ii) comply with all requirements of the Michigan "Bulk Sales Law."

                F. Possession of the Project shall be made available to the Buyer at Closing.

                G. All reasonable expenses, normal to the operation and maintenance of the Project (including, without limitation, real estate and personal property taxes, special assessments, and all other assessments), shall be apportioned between Seller and Purchaser as of the date of closing. All appropriate sums due Seller or credited to Buyer shall be ascertained at Closing or, if not capable of ascertainment at Closing, within one hundred eighty (180) days thereafter at the reasonable request of either Buyer or Seller.

                H. (1) If the "Permanent Dome Approvals" are obtained on terms and conditions satisfactory to Buyer on or before August 1, 1997, the balance of the Purchase Price shall be disbursed to Seller as set forth on Exhibit "F" hereto. If the Permanent Dome Approvals on terms and conditions satisfactory to Buyer are not forthcoming on or before August 1, 1997, Buyer shall elect either of the following: (i) waive this requirement

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or (ii) rescind this transaction, in which event Seller shall execute and deliver a Promissory Note in form reasonably acceptable to Buyer in the principal amount of the total of all sums paid to Seller by Buyer hereunder. The Promissory Note shall bear interest at the rate of 9% per annum with quarterly installments of interest only and principal payable twenty-four (24) months after the date of the Promissory Note. The Promissory Note shall be secured as follows: mortgage lien on the Real Estate and the Dome and the guaranty of Brian Ashley.

                        (2) Ashley has initiated the required process and expects the Permanent Dome Approvals to be forthcoming on or before May 1, 1997. Ashley covenants and agrees to proceed in good faith and utilize his best efforts to obtain the Permanent Dome Approvals as expeditiously as practicable.

                        (3) For purposes hereof, "Permanent Dome Approvals" are described as all final non-appealable approvals of all governmental authorities with jurisdiction over the Dome, including the necessary re-zoning.

                5.      CONDITIONS TO CLOSING.

                The transaction contemplated hereby is contingent upon all matters set forth herein. Seller and Buyer each agree to proceed in good faith and take such action as is reasonably

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within its control in order to consummate the transaction contemplated hereby, in accordance with the provisions hereof.

                A. (1) As quickly as practicable, Buyer, at its expense, shall obtain a commitment (the "Title Commitment") issued by a nationally recognized title company (the "Title Company") for an A.L.T.A. Form B leasehold title insurance policy (the "Title Policy"), showing title to the Real Property in Buyer's vendor pursuant to the "Land Sales Contract" hereinafter defined and title to the Other Real Property in the name of the landlord of Seller ("Ground Lessor") and subject only to those matters acceptable to Buyer (the "Permitted Exceptions") in the exercise of its sole discretion.

                        (2) If the Title Commitment contains exceptions other than Permitted Exceptions, Buyer shall notify Seller of its approval or rejection of such exceptions prior to the expiration of the Examination Period. All such "Unpermitted Exceptions" and "Survey Defects" (as defined below), shall be corrected at Seller's expense, and/or removed of record in a manner satisfactory to Buyer, and shall not appear on the Title Policy when issued; provided, however, that Seller shall not be obligated to expend more than $100,000.00 to cure any such Unpermitted Exceptions which cannot be cured solely by the payment of money. If Seller is unable to correct and/or remove

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of record any Unpermitted Exception(s) by the date of Closing set forth herein, then Buyer may, upon written notice to Seller, postpone and repostpone the Closing for a period totalling in the aggregate not more than ninety (90) days so as to permit Seller to correct and/or remove of record such Unpermitted Exception(s). If Seller is not obligated to or is unable to cure of record any Unpermitted Exceptions, Buyer shall either (i) proceed to Closing with no adjustment to the Purchase Price, or (ii) rescind this transaction in accordance with the provisions of Section 4.H. hereof.

                B. As quickly as practicable, Buyer, at its expense, shall obtain a current survey (the "Survey") of the Real Property and the Other Real Property (collectively the "Real Estate") certified to the Seller, Buyer, and to the Title Company, and dated as of the then current date. The Survey shall be reasonably satisfactory to Buyer in form and substance, shall locate all Improvements and show all building set-back lines (public and private) and applicable Schedule B exceptions on the Title Commitment, shall include flood plain, wetland and conservation area designations, and shall be in such form as the Title Company shall require to delete the standard survey exceptions in the Title Policy. The Survey shall indicate that

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the Real Estate does not include any gaps, hiatuses, encroachments, encumbrances, drainage canals or other matters not acceptable to Buyer. Any survey matters which cause the Survey not to comply with the requirements are referred to herein as "Survey Defects".

                C. The sole liens (the "Surviving Liens") encumbering the Real Estate, the Improvements, the Assets and/or the Dome and which shall survive Closing are described on Exhibit "G" hereto. Prior to Closing, Seller shall provide the following matters with respect to each of the Surviving Liens:

                        (a) Estoppel letter approving this transaction and indicating the current unpaid principal balance and that Seller is not in default thereunder.

                        (b)    Notice of default and right to cure, to Buyer.

                        (c) Non-disturbance in the event of Seller's default.

                        (d)    No future modification without consent of Buyer.

                At Closing Seller and Ashley shall enter into an Indemnity Agreement in form and substance satisfactory to Buyer

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with respect to the Surviving Liens. The Indemnity Agreement shall be secured by a right of set-off under the Ground Lease, the Sublease and the Note described on Exhibit "F".

                D. As provided in Section 9.R. and S hereof, prior to Closing, Seller shall provide the required estoppel letter and approval of the vendor under the Land Sales Contract and the Ground Lessor of the Other Real Property.

                E. In addition to all other matters set forth herein, Buyer shall have no obligation to consummate the within contemplated transaction unless and until the following conditions have either been satisfied or waived by Buyer in writing. If all such conditions are neither satisfied nor waived, Buyer may thereafter rescind this Agreement upon written notice to Seller in accordance with Section 4.H. hereof. Such conditions are as follows:

                        (a) All representations, warranties and covenants of Seller hereby shall be true and correct on the Closing Date and Buyer shall have received such evidence thereof as Buyer may reasonably request;

                        (b) Between the date of this Agreement and the Closing Date, there shall have been no intervening destruction or damage to or condemnation of the Premises or any portion thereof,

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or any material adverse change in the profitability of the Project;

                        (c) Seller shall have performed all of its other obligations under this Agreement; and

                        (d)    UCC-Search   indicating  no  outstanding
security interests affecting the Project except for the Surviving Liens.

                6. PURCHASE PRICE. The Purchase Price shall be $3,200,000.00, due and payable as set forth on Exhibit "F" hereto.

                7. DEFAULT. Upon a default by either party hereunder, the non-defaulting party shall have all rights and remedies available at law or in equity, including, but not limited to, the right of specific performance.

                8.      EXAMINATION PERIOD.

                        A. Commencing on the Effective Date and terminating hereof forty-five (45) days thereafter*(the "Examination Period"), Buyer and Buyer's agents shall have the right to undertake the investigations set forth herein.

                        B. Without limiting the generality of the foregoing, Buyer may perform or cause to be performed soil tests,

__________________
     *or such longer period as may be required to obtain the appraisal and the environmental

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inspections, radon, lead paint and asbestos investigations, environmental audits, surveying and engineering services, appraisals and to otherwise view and inspect the Project and all components thereof, any and all of Seller's financial and other records in connection therewith. Any such entry upon the Real Property shall be at Buyer's sole risk and expense and Buyer shall indemnify and hold Seller harmless from any such entry, and of and from any and all costs, expenses, loss, damage, claim or liability, arising out of or incurred or claimed in connection with the exercise by Buyer of such right of entry, and any such entry shall be performed in such a manner so as to minimize damage to the Real Property. This indemnity shall survive recision.

                        C. Seller also hereby expressly grants Buyer permission to investigate and to examine any and all governmental records and to conduct interviews with any and all relevant governmental and regulatory authorities with respect to the use and ownership of the Project, all of which examinations and inspections shall be undertaken at the sole cost and expense of Buyer.

                        D. Immediately upon the execution hereof,


_______________________________________________________________________________
audit

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Seller shall make available to Buyer for inspection or copying: any and all zoning and platting information; all site plans and the like; any soil tests; any existing title insurance policies and commitments; the"Land Sales Contract" hereinafter described and all documents and correspondence in connection therewith; the "Existing Ground Lease" hereinafter described and all documents and correspondence in connection therewith; all governmental approvals, permits and licenses (the "Licenses"); any existing surveys, together with as-built plans and specifications; all construction contracts and records; sales tax returns for the last twelve (12) months; real estate tax bills; all architectural and construction contracts; existing insurance policies; all

Project agreements and any correspondence in connection therewith; all appraisals, marketing studies and the like; all management and service contracts; all operating and expense reports prepared by or for Seller; all books and records of Seller or Seller's agents concerning the Project and any other documents concerning the Project reasonably requested by Buyer and which are in the possession or control of Seller or its agents.

                E. Buyer may rescind this transaction for any material adverse matter (as determined by Buyer) discovered during

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such Examination Period that is not set forth in the representations and warranties contained in Section 9 hereof. In such event, each party shall take all steps necessary to rescind this transaction as provided in Section 4.H. hereof.

                9.      REPRESENTATIONS BY SELLER.

                Seller and Ashley jointly and severally represent and warrant to Buyer as follows:

                A. MARKETABLE TITLE. Seller has unencumbered equitable title to the Real Property pursuant to the Land Sales Contract and unencmbered leasehold title to the Other Real Property pursuant to the "Existing Ground Lease." Seller has good and marketable title to the Improvements and Assets and Ashley has good and marketable title to the Dome, free and clear of all mortgages, liens and security interests, except as shown on Exhibit "G" hereto.

                B. CONDEMNATION PENDING OR THREATENED. There is no pending or threatened condemnation or similar proceeding affecting the Real Estate or any portion thereof, nor has Seller knowledge that any such action is presently contemplated.

                C. ADVERSE INFORMATION. Seller has no information or knowledge of any change contemplated in any applicable laws, ordinances, or restrictions, or any judicial or administrative

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action, or any action by adjacent landowners, or natural or artificial conditions upon the Real Estate, or the condition thereof, which would prevent, limit, impede, or render more costly Buyer's use of the Real Estate.

                D. COMPLIANCE WITH LAWS. Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Project. Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of, any lien or encumbrance upon the Project under any agreement or other instrument to which Seller is a party or by which Seller or the Project might be bound.

                E. PENDING LITIGATION. Except as shown on Exhibit "H", there are no legal actions, suits, or other legal or administrative proceedings, including condemnation cases, pending or threatened, against the Project, and Seller is not aware of any facts which might result in any such action, suit or other proceedings.

                F. DISCLOSURE OF ADVERSE FACTS. There is no significant adverse fact or condition relating to the Project or its continued use which has not been specifically disclosed in writing by Seller, and Seller knows of no fact or condition of

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any kind or character whatsoever which adversely affects such intended use of the Project.

                G. BUILDING PERMITS. Except as set forth in Schedule "B" hereto, all building permits required for the Project are in good standing and were validly issued by the appropriate governmental authorities, and all required certificates of occupancy have been issued and are outstanding.

                H. EXISTING IMPROVEMENTS. All buildings and improvements have been completed and installed in accordance with the plans and specifications approved by the various governmental authorities having jurisdiction and permanent certificates of occupancy, all licenses, permits, authorizations, and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the buildings and improvements and have been paid for.

                I. NO VIOLATIONS OF LAWS, ETC. No building, or similar law, ordinance or regulation is, or as of the Closing will be, violated by the continued maintenance, operation, or use of any buildings, improvements, or structures presently erected on the Real Property or by the continued maintenance, operation,

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or use of the parking areas. There are no uncured violations of federal, state, or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Project. No heating equipment, incinerators or other burning devices violate, or as of the Closing will violate, any applicable federal, state, or municipal laws, ordinances, orders, regulations or requirements.

                J. SERVICE CONTRACTS. There are no contracts, oral or written, with any employees nor any service contract, maintenance contract nor any other contract or agreement relating to the Project which are not terminable at will. All existing contracts are shown on Exhibit "I" hereto. Copies of all such existing agreements shall have been delivered to Buyer during the Examination Period.

                K. CONDITION. All building and operating equipment, the Improvements, the Dome and all Assets are in good and proper operating order and the improvements are in good structural condition, free of termite infestation, or any structural defect which substantially impairs the value or life expectancy.

                L. HAZARDOUS SUBSTANCES. Seller hereby represents and warrants to Buyer that (i) the Real Estate is not contaminated with any hazardous substance; (ii) Seller has not

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caused and will not cause, and to the best of Seller's knowledge, there never has occurred, the release of any hazardous substance on the Real Estate; (iii) the Real Estate is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action, or the threat or likelihood thereof, for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or from any adjacent real property owned or controlled by Seller or in which Seller has any interest, legal or equitable; (iv) there is no asbestos (or other regulated material) in any of the Improvements; (v) there are no underground storage tanks on the Real Estate;(vi) by leasing the Real Estate, Buyer will not incur or be subjected to any "superfund" liability for the cleanup, removal or remediation of any hazardous substance from the Real Estate or any liability, cost, or expense for the removal of any asbestos or underground storage tank from the Real Estate; and (vii) Seller will indemnify, defend, and hold Buyer harmless from and against any and all claims, demands, liabilities, damages, suits, actions, judgments, fines, penalties, loss, cost and expense (including, without limitation, attorneys fees) arising or resulting from, or suffered, sustained or incurred as a result of, the material untruth or inaccuracy of any of the foregoing representations and

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warranties of Seller, which indemnity shall survive the closing. The terms
"hazardous substance," "release" and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs (14), (22) and (23), respectively, of Title 42 US.C. ss.9601 and under any applicable Michigan law provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. ss.6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. ss.6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. ss.9601 et seq., as amended, and any similar state statute or local ordinance applicable to the Property, and all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S.C. ss.6991, and applicable Michigan law.

                M. AUTHORITY. Seller has the authority and power to enter into this Agreement and to consummate the transaction provided for by this Agreement. Consummation of this transaction will not breach any agreement to which Seller is a party.

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                N. ORGANIZATION. Seller is duly organized and existing in good standing under the laws of the State of Michigan.

                O. STATEMENTS. The revenue and expense statements delivered by Seller to Buyer for 1994, 1995, 1996 and 1997 to date are true, correct and complete.

                P. LIENS. There are no mortgages or deeds of trust or security agreements (other than the Land Sales Contract and those matters referred to on Exhibit "G" hereto) encumbering the Real Estate, the Dome or the Assets. At Closing, Seller shall deliver an appropriate agreement from each such lienholder as required herein.

                Q. LIABILITIES. All liabilities and obligations of Seller with respect to the Project are clearly and completely reflected on Exhibit "K" hereto. Except for those liabilities set forth on Exhibit "K-1" which are to be assumed by Buyer, all of such liabilities shall be paid in full by Seller as of Closing.

                R.      LAND SALES CONTRACT.

                (a) The Land Sales Contract attached as Exhibit "L" is true, accurate and complete. No other installment sales contract or similar agreement affects the Real Property, the

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Assets or any portion thereof.

                (b) The Land Sales Contract is in full force and effect, unmodified and no event of default by vendor or vendee exists thereunder.

                (c) The Land Sales Contract will not be changed, modified or altered without the prior written consent of Buyer, before closing, and the Joint Venture after closing.

                (d) At closing, the vendor under the Land Sales Contract shall approve the Ground Lease and otherwise conform with all requirements of the Surviving Lien holders as set forth in Section 5.C. herein.

                S.      EXISTING GROUND LEASE.

                (a) The Existing Ground Lease attached as Exhibit "M" is true, accurate and complete. No other installment sales contract or similar agreement affects the Other Real Property or any portion thereof.

                (b) The Existing Ground Lease is in full force and effect, unmodified and no event of default by Ground Lessor or Seller exists thereunder.

                (c) The Existing Ground Lease will not be changed, modified or altered without the prior written consent of Buyer.

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                (d) At closing, the Ground Lessor shall approve the Sublease and otherwise conform with all requirements of the Surviving Lien holders as set forth in Section 5.C. herein.

                T. ZONING. Except as set forth on Schedule "B" hereto, the Real Property is zoned to permit the Project, without special exception; and the Real Property is not a non-conforming use. Seller has no knowledge of any fact, action or proceeding, whether actual, pending, or threatened, which could result in a modification or the termination of such zoning.

                U. NO SPECIAL ASSESSMENTS. To the best of Seller's knowledge, no portion of the Real Estate is affected by any special assessments, whether or not constituting a lien thereon.

                V. PARTIES IN POSSESSION, LEASES. There are no parties in possession of any portion of the Property as lessees, licensees, concessionaries, tenants at sufference or trespassers. There are no lease agreements with respect to the Improvements or any of the Assets except as indicated on Exhibit "N".

                W. INSURANCE. Seller currently maintains, and shall maintain until Closing, the insurance set forth on Schedule "A" hereto.

                X. EMPLOYEE CONTRACTS/PLANS. Seller warrants that there are no union contracts, collective bargaining agreements,

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ERISA Employee Benefit Plans, health benefit plans, or employment agreements with respect to the Project. No employee agreements or obligations of Seller in connection therewith shall survive Closing.

                Y.      TAXES.

                a. All federal, state and local returns, forms or reports required to be filed with respect to any Tax (as defined below) liability of Seller or the Project have been filed in a timely manner (taking into account all extensions of due dates) and any tax of Seller that is due and payable has been paid and no deficiencies for any Tax in respect of Seller or the Project have been asserted or assessed against Seller or the Project in writing which remain unpaid. Any Tax attributable to periods prior to the closing Date, but not yet payable shall be paid when due by Seller.

                b. "Tax" means any federal, state or local income, gross receipts, franchise, privilege, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, ad valorem, capital, stock, social security, unemployment, disability, payroll, license, employee or

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other withholding, or other tax, of any kind whatsoever, and including any interest, penalties or additions to tax. For purposes of this Agreement, income taxes shall mean taxes based on or measured by net income but shall not include franchise, capital, stock, minimum, gross receipts or other taxes not based solely on net income.

                Z. SOLVENT. Seller and Ashley are each solvent and neither is contemplating bankruptcy or any other debtor relief proceeding.

                10. OPINION OF SELLER'S COUNSEL. At Closing, Seller shall deliver to Buyer an opinion of Seller's counsel dated on the date of closing to the following effect:

                (a) Seller is a duly organized and validly existing corporation in good standing under the laws of the State of Michigan

                (b) Seller has the power to carry on its business as it is presently being conducted, to enter into this Agreement, to assign, transfer, and deliver the properties, assets and business of Seller as contemplated by this Agreement.

                (c) All proceedings required by law or by the provisions of Seller's articles of incorporation or bylaws to be taken by the Seller on or before the date of this Agreement in

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



connection with the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

                (d) This Agreement and the instruments executed and delivered by Seller and Ashley pursuant to this Agreement have been fully and properly authorized, executed and delivered and constitute the legal, valid and binding obligation of Seller and Ashley, as appropriate, enforceable in accordance with their terms.

                (e) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of any of the terms or provisions of, Seller's articles of incorporation or bylaws.

                (f) Seller's counsel has no knowledge of any litigation, proceeding or governmental investigation (whether state or federal) or labor dispute or labor trouble pending or threatened against or relating to Seller or its properties, assets or business.

                11. ASSIGNMENT. Buyer shall have the right to assign this Agreement to a related or affiliated entity.

                12. LIABILITIES OF SELLER. Buyer shall not, except as expressly set forth herein, assume or become liable for any costs, expenses, liabilities or obligations of Seller or the

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Project and Seller agrees to defend, indemnify and hold Buyer harmless from any such liabilities. This indemnity shall survive termination hereof at closing.

                Seller shall comply with all relevant "bulk sales act" or similar requirements with respect to any Project vendors or creditors.

                13. BROKERAGE. Buyer and Seller each represent to the other that they have dealt with no broker in connection with this transaction. Any fees or commissions which may be claimed by any agent, salesman or broker shall be the sole responsibility of the party who has dealt with any such agent, salesman or broker. Each party agrees to indemnify and hold harmless the other party hereto for any and all judgments, costs of suit, attorneys' fees and other reasonable expenses that the indemnitee may incur by reason of any action or claim made against the indemnitee by any agent, salesman or broker dealing, or claiming to have dealt, with indemnitors. This provision shall survive Closing, or termination of this Agreement, for a period of five (5) years.

                14. NOTICES. Any notice provided for by this Agreement and any other notice or communication that one party may wish to send to another shall be in writing and sent by overnight commercial courier service (i.e., Federal Express or Purolator) addressed to the party for which such notice or communication is intended, at such party's address set forth below or at any other address provided in writing by such party to the other party by notice complying with this Section.

         Seller and Ashley:                  Mr. Brian Ashley
                                             47612 Blue Heron Drive South
                                             Northville, Michigan 48167

With a copy to:
Gary Hahn, Esq.

                                             Pierce & Hahn
                                             790 West Huron, Suite 200
                                             Ann Arbor, Michigan 48103
                                             Phone: (313) 769-9191
                                             Fax: (313) 747-7450

         Buyer:
         Golden Bear Golf

                                             Centers, Inc.
                                             11780 U.S. Highway #1
                                             North Palm Beach, FL 33408
                                             Attention: Mr. Gary Rosmarin,
                                             President
                                             Phone: (561) 626-3900
                                             Fax: (561) 626-4104

With a copy to:
David M. Shaw, Esq.

                                             Fleming, Haile & Shaw, P.A.
                                             440 Royal Palm Way, Suite 100
                                             Palm Beach, Florida 33480
                                             Phone: (561) 833-5600
                                             Fax: (561) 833-5604

                15. ATTORNEYS' FEES. If either party commences an action against the other to enforce any of the terms of this

Agreement or because of the breach by either party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party the reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, at trial and all appellate levels. Each party agrees to jurisdiction and venue in Palm Beach County, Florida.

                16. CONFIDENTIALITY. The terms of this Agreement and the information made available as a result of the investigations which preceded the consummation of the transactions contemplated by this Agreement are confidential and are personal or trade or business secrets of the parties. The parties shall not disclose to any other person the nature, terms, or conditions of this Agreement or any information concerning the respective parties unless required by this Agreement, applicable law or as a result of litigation relating to this Agreement or the respective parties.

                17. NON-COMPETE. As part of the consideration to Buyer for entering into and consummating this transaction, Seller and Ashley covenant and agree not to directly or indirectly enter into any competing or similar business within a 25-mile radius of the Project, provided that the existing facilities known as Hock's Acres and Mulligan's Golf Center are excluded from this restriction; provided, however, that no dome (or the equivalent) shall be added to the Hock's Acres Facility for a period of three years after the date hereof. Seller and Ashley further covenant and agree not to directly or indirectly enter into any competing or similar business within a 10-mile radius of any Gold Bear Golf Center owned or licensed facility outside of the State of Michigan for a period of five years after the date hereof; provided, however, that this restriction shall not apply to the "Excluded Sites" described on Schedule "D" hereto.

                Seller and Ashley covenant and agree that the provisions hereof may be enforced by injunction or other equitable relief without the necessity of Buyer placing a bond with the Court. Any violation of the covenants (or any of them) set forth herein by Seller and Ashley would materially and irrevocably harm Buyer and its business. This provision shall survive Closing.

                18. SURVIVAL. All representations, warranties and indemnities of Seller and Ashley, and all applicable covenants and agreements of Buyer, Ashley and Seller, shall survive closing hereunder for a period of three (3) years and shall not merge into such agreement or the closing instruments hereunder. Seller shall indemnify and hold Buyer harmless from any loss, cost, damage or expense whatsoever arising from a breach of any such representation, warranty, covenant or agreement. This indemnity shall be secured by a right of set-off as hereinbefore set forth.

                19. COOPERATION. Buyer and Seller will cooperate with respect to all matters pertaining to Closing hereunder.

                20. INVENTORY. During the Examination Period, Buyer shall determine what inventory (if any) shall be purchased at the Closing, at the purchase price agreed to by Buyer and Seller.

                21. MAINTENANCE AND RISK OF LOSS. Seller shall maintain the Project in its current condition and with the same standard of care as it presently maintains the Project. All risk of loss to the Project prior to the Closing shall be upon the Seller.

                22. AUTHORITY OF SELLER. Each party signing on behalf of Seller hereby represents and warrants to Buyer that he has full authority to sign this Agreement and bind the Seller on behalf of the Seller.

                23. AUTHORITY OF THE BUYER. The undersigned represents that it has full power and authority to execute this Agreement on behalf of the Buyer.

                24. LICENSES. Seller shall cooperate with, and execute all necessary documents requested by, Buyer in the transfer (and issuance as applicable) of all Licenses for the Project.

                25. AUDIT. Seller shall make the books and records for the Project available to Buyer for a period of ninety (90) days after the Closing to permit Buyer's accountants to conduct an audit at Buyer's cost. In connection with such audit, Seller agrees to execute and deliver a letter in the form of Schedule C hereof. The provisions of this paragraph shall survive Closing.

                26. PREPARATION OF AGREEMENT. Although this document has been prepared by counsel to Buyer, it reflects extensive negotiations with the Seller and Seller's counsel and shall not be construed against Buyer.

                27. EFFECTIVE DATE. The date of this Agreement ("Effective Date") shall be the date upon which the last one of Seller and Buyer has signed this Agreement.

                28. TIME FOR ACCEPTANCE. If this Agreement is not executed by Seller and returned to Buyer on or before January 29, 1997, the offer set forth herein shall terminate.

                29. FACSIMILE. The parties agree that a facsimile transmission of the signed Agreement constitutes an original and binding document.

                30. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                31. OPERATIONS. Seller shall continue to operate its business only in the ordinary and usual course consistent with past practices and in conformity with its current business plan, including all advertising and promotions and shall (i) preserve intact its business organization and goodwill in all respects, (ii) maintain and keep the Project in good repair and condition, (iii) continuously maintain insurance coverage as required herein, and(iv) maintain its relationships with franchisers, licensors, distributors, suppliers and others having business relationships with it. Seller shall not (i) alter in any way the manner of keeping its books, accounts or records or the accounting practices therein reflected; (ii) take any action which would affect the current zoning classification of the Real Estate; (iii) enter into any material contract or agreement or amend, terminate, renew or modify any existing Service Contract,(iv) enter into any licensing, royalty, or franchise agreement with respect to the Project or amend, terminate, renew or modify any existing License; (v) do any act, or omit to do any act, or permit any act or omission to act which would cause a violation or breach of any of the representations, warranties or covenants set forth in this Agreement; or (vi) enter into any agreement or take any action which could have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of the Project.

                32.     ADDITIONAL COVENANTS OF SELLER.

                        (a) Seller agrees not to enter into any new leases, contracts, or any other agreements with respect to the Project without the prior written consent of Purchaser.

                        (b) Seller agrees to cooperate fully with Purchaser with respect to Purchaser's efforts to obtain all relevant information with respect to the Project; to make available all relevant information in its possession with respect to the Project and the permitted uses thereof; and to satisfy all conditions precedent set forth herein.

                        (c) From and after the date hereof, Seller agrees not to(i) perform any grading or excavation, construction, or removal of any Improvements, or making any other change or improvement upon or about the Project;(ii) create or incur, or suffer to exist, any new mortgage, lien, pledge, or other encumbrance in any way affecting the Project;(iii) order any inventory outside of the ordinary course of business; (iv) take any action which would adversely affect the Project; and
(v) committing any waste or nuisance upon the Project; and Seller will maintain and keep the Property in neat condition and will observe all applicable laws, ordinances, regulations, and statutes.

                        (d) Seller will advise Purchaser promptly of any change known to Seller in the status of its business or in any applicable laws, regulations, restrictions, rulings, or orders which might affect the value or use of the Project to Purchaser of which Seller obtains knowledge.

                        (e) During the period between the date hereof and the Closing Date,Seller shall continue its existing insurance.

                IN WITNESS WHEREOF, the parties have executed this Agreement for themselves, their respective heirs, executors, personal representatives, successors and assigns as of the date and year first above written.

                                         BUYER:

                                         GOLDEN BEAR GOLF

                                         CENTERS, INC.


                                         By: _________________________________
                                             Name:
                                             Title:
                                         Date: _______________________________



                                         SELLER:

                                         ALL IN FUN ENTERPRISES, INC.


                                         By: _________________________________
                                             Name:
                                             Title:
                                         Date: _______________________________

                                         _____________________________________
                                         Brian Ashley

                                         Date: _______________________________

                                                                          OASIS


                              SCHEDULE OF EXHIBITS
                              --------------------

Exhibit "A"                    Real Property

Exhibit "A-1"                  Other Real Property

Exhibit "B"                    Improvements and Assets

Exhibit "C"                    Terms of Ground Lease

Exhibit "D"                    Terms of Sublease

Exhibit "E"                    Consulting Agreement

Exhibit "F"                    Purchase Price

Exhibit "G"                    Surviving Liens

Exhibit "H"                    Litigation

Exhibit "I"                    Service Contracts

Exhibit "J"                    Intentionally Deleted

Exhibit "K"                    Liabilities

Exhibit "K-1"                  Liabilities Assumed by
                               Buyer

Exhibit "L"                    Land Sales Contract

Exhibit "M"                    Existing Ground Lease

Exhibit "N"                    Personal Property Leases


Schedule "A"                   Insurance

Schedule "B"                   Permanent Dome Approvals

Schedule "C"                   Audit Letter

Schedule "D"                   Excluded Sites




NOTE: All Exhibits not appended hereto on the Effective Date shall be appended hereto (and initialed) prior to Closing, except as otherwise provided herein.